UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2017
Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36558 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)
240 Greenwich Avenue Greenwich, Connecticut 06830 (203) 861-0900 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________
Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 435 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2017, the Board of Directors (the “Board”) of Townsquare Media, Inc. (“Townsquare” or the “Company”) appointed Bill Wilson, the Company’s Executive Vice President and Chief Content & Digital Officer, and Dhruv Prasad, the Company’s Executive Vice President, Live Events, as Co-Chief Executive Officers. Steven Price, one of Townsquare’s co-founders and current Chief Executive Officer, will transition to a new role of Executive Chairman of the Board.
Mr. Wilson, 49, joined Townsquare in September 2010 and most recently served as Executive Vice President and Chief Content & Digital Officer of the Company. Previously, Mr. Wilson was President of AOL Media from 2006 to May 2010 where he had overall responsibility for the company’s global content strategy. In his nine years at AOL, he also served in a number of roles including President, AOL Programming & Studios and Executive Vice President, AOL Programming. Under his leadership, AOL’s content sites grew to reach more than 75 million monthly unique visitors domestically and over 150 million worldwide. Prior to joining AOL in 2001, Mr. Wilson served as Senior Vice President for Worldwide Marketing at Bertelsmann Music Group (BMG), which he joined in 1992, and was responsible for worldwide marketing including artist, digital and non-traditional marketing across more than 50 countries for the world’s biggest artists including Dave Matthews Band, Outkast, Whitney Houston and Santana. Mr. Wilson graduated summa cum laude from the State University of New York at Stony Brook with a B.A. in economics and a B.S. in business management and earned a M.B.A. with honors in finance and marketing from Rutgers University’s Graduate School of Management. There are no family relationships between Mr. Wilson and any director or executive officer of Townsquare, and Mr. Wilson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Prasad, 40, co-founded Townsquare in 2010 and most recently served as Executive Vice President, Live Events of the Company, where he led all aspects of the Company’s Live Events division. Prior to co-founding Townsquare, Mr. Prasad spent nearly a decade in private equity investing and corporate finance, completing transactions in media, communications, financial services, real estate, and technology. He previously worked at Thomas H. Lee Partners and Spectrum Equity Investors, and began his career in the Investment Banking Division of Salomon Smith Barney, where he worked in New York and Hong Kong. He received an A.B. cum laude from Dartmouth College and a M.B.A. from the Wharton School at the University of Pennsylvania. He is a graduate of Leadership Music in Nashville, TN. There are no family relationships between Mr. Prasad and any director or executive officer of Townsquare, and Mr. Prasad has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with their respective appointments as Co-Chief Executive Officer, each of Mr. Wilson and Mr. Prasad entered into an employment agreement with the Company (each, an “Employment Agreement”). Each Employment Agreement provides for an initial term of three years and thereafter, the term will extend automatically for consecutive periods of one year unless either party provides notice of non-renewal. Additionally, the Employment Agreements provide, among others, the following terms:

•	For Mr. Wilson, an initial annual base salary of $900,000 and a target annual bonus of $500,000;

•	For Mr. Prasad, an initial annual base salary of $750,000 and a target annual bonus of $400,000;

•
In the event of termination without Cause or resignation for Good Reason (each as defined in the Employment Agreements), severance benefits including payments equal to one times the sum of the executive’s base salary and target annual bonus (two times if the termination occurs within 12 months after a Change in Control (as defined in the Employment Agreement) or in anticipation of a Change in Control), a prorated portion of the bonus for the year of termination and 12 months of equity acceleration;

•
Perpetual confidentiality and non-disparagement covenants and customary non-solicitation and non-competition covenants that apply during the CEO’s employment and for a period of twelve months following a termination that occurs during the term of the Employment Agreement.

The foregoing description of the Employment Agreements with each of Mr. Wilson and Mr. Prasad is qualified in its entirety by reference to the full text of the Employment Agreements filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, which are incorporated by reference herein. As executive officers of the Company, each of Mr. Wilson and Mr.

Prasad is currently party to Townsquare’s standard form indemnification agreement, which is filed as Exhibit 10.11 to Townsquare’s Registration Statement on Form S-1 filed on July 14, 2014 and is incorporated by reference herein.
In his role as Executive Chairman, in addition to the normal responsibilities of the Chairman of the Board, Mr. Price will support the CEO transition, direct the long-term strategy of the Company and oversee other strategic business matters. In connection with Mr. Price’s appointment as Executive Chairman of the Board, he and the Company entered a letter agreement (the “Executive Chairman Agreement”) that provides for an annual base salary of $500,000. The transition to Executive Chairman will not affect Mr. Price’s annual bonus for 2017, but any bonus thereafter would be discretionary. Additionally, the Executive Chairman Agreement provides that if, at the Board’s election, Mr. Price’s service as Executive Chairman ends before October 16, 2018, he will receive a lump sum payment in respect of the annual base salary he would have received had he continued to serve as Executive Chairman through such date. Upon cessation of Mr. Price’s service as Executive Chairman, all of his unvested stock options will vest and remain exercisable for five years (or if earlier, until the stated term of the award). Mr. Price, under the terms of the Executive Chairman Agreement, is subject to customary non-solicitation and non-competition covenants for the duration of his service as Executive Chairman and for a period of twelve months and six months thereafter, respectively.
The foregoing description of the Executive Chairman Agreement is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein. As a member of the Board and officer of Townsquare, Mr. Price is currently party to Townsquare’s standard form indemnification agreement, which is filed as Exhibit 10.11 to Townsquare’s Registration Statement on Form S-1 filed on July 14, 2014 and is incorporated by reference herein.
Townsquare entered into an employment agreement dated as of October 16, 2017 with Stuart Rosenstein, who continues to serve as Townsquare’s Executive Vice President and Chief Financial Officer. Pursuant to his employment agreement, Mr. Rosenstein will receive an annual salary of $750,000 and a target annual bonus of $450,000. He will report to the Co-Chief Executive Officers. Otherwise, the terms of Mr. Rosenstein’s employment agreement are identical to the terms of the Employment Agreements described above.
The foregoing description of Mr. Rosenstein’s employment agreement is qualified in its entirety by reference to the full text of his employment agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.
A copy of the press release announcing the matters referenced in Item 5.02 is furnished with this Current Report as Exhibit 99.1.
The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release issued by Townsquare Media, Inc., dated October 16, 2017.
10.1	Employment Agreement, between Townsquare Media, Inc. and Bill Wilson, dated October 16, 2017.
10.2	Employment Agreement, between Townsquare Media, Inc. and Dhruv Prasad, dated October 16, 2017.
10.3	Letter Agreement, between Townsquare Media, Inc. and Steven Price, dated October 16, 2017.
10.4	Employment Agreement, between Townsquare Media, Inc. and Stuart Rosenstein, dated October 16, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Townsquare Media, Inc.

Date: October 19, 2017	By:	/s/ Christopher Kitchen
Christopher Kitchen
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued by Townsquare Media, Inc., dated October 16, 2017.
10.1	Employment Agreement, between Townsquare Media, Inc. and Bill Wilson, dated October 16, 2017.
10.2	Employment Agreement, between Townsquare Media, Inc. and Dhruv Prasad, dated October 16, 2017.
10.3	Letter Agreement, between Townsquare Media, Inc. and Steven Price, dated October 16, 2017.
10.4	Employment Agreement, between Townsquare Media, Inc. and Stuart Rosenstein, dated October 16, 2017.